Filed pursuant to Rule 424(b)(3)
File No. 333-275489

SUPPLEMENT

(to Prospectus and Statement of Additional Information,

each dated January 28, 2025)

Octagon XAI CLO Income Fund

This supplement amends certain information in the Prospectus and Statement of Additional Information (“SAI”), each dated January 28, 2025, of Octagon XAI CLO Income Fund (the “Fund”). Unless otherwise indicated, all other information included in the Prospectus and SAI, or any previous supplements thereto, that is not inconsistent with the information set forth in this supplement, remains unchanged. Capitalized terms not otherwise defined in this supplement have the same meaning as in the Prospectus.

Effective January 16, 2026, the address of Paralel Distributors LLC and Paralel Technologies LLC is 1700 Broadway, Suite 2100, Denver, Colorado 80290. All references to the address of Paralel Distributors LLC and Paralel Technologies LLC are revised accordingly.

Prospectus and SAI Supplement dated January 14, 2026

PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE